                                     PURCHASE AND
SALE AGREEMENT

      This Agreement is made and entered into this 9th day of July, 1996, by and between SUNDAY
ESTATES, INC, a Nevada ("Seller"), and EMERITUS
CORPORATION, a Washington corporation
("Purchaser").

PURCHASE AND SALE

1. On the terms and conditions set forth herein, Seller shall sell to Purchaser and Purchaser shall purchase from Seller the following:

     a. The real property situated in the state of Nevada, which is more particularly described in Exhibit A attached hereto (the "Real Property") and the improvements on the Real Property which are currently under construction and which upon completion will constitute the 116-unit assisted living facility to be known as Concorde Senior
Citizen Residence and located in Las Vegas, Nevada
(the "Facility").

     b. All equipment, furniture, fixtures,
inventory (including linens, dietary supplies and housekeeping supplies but specifically excluding food and other consumable inventories) and other tangible and intangible personal property owned or to be owned as of the Closing Date (as defined below) by Seller and located or to be located as of the Closing Date on the Real Property or used in connection with the operation of the Facility, including but not limited to, entitlements, telephone numbers, any right, title or interest which Seller may have in and to any service marks, trademarks or trade names owned or employed by Seller in conjunction with the operation of the Facility specifically including the name "Concorde
Senior Citizen Residence" and any trade names and trade marks related thereto and goodwill associated therewith, and all motor vehicles owned or leased by Seller and used in conjunction with the operation of the business conducted at the Facility, but specifically excluding cash, cash equivalents and accounts receivable for the period prior to the Closing Date (as defined below) (the
"Personal Property"), which Personal Property is more particularly described in Exhibit B.

     c. The food and other consumable inventories located at, and usable in the operation of, the Facility on the Closing Date (the "Consumables").
Hereinafter the foregoing shall sometimes be collectively referred to as "Seller's Assets."

PURCHASE PRICE

2. The purchase price payable by Purchase to Seller for Seller's Assets shall be Eight Million
Four Hundred Thousand and no/100 Dollars
($8,400,000) and shall be payable as follows:

     a. Fifty Thousand and no/100 Dollars
($50,000) on execution of this Agreement (the
"First Earnest Money Payment") shall be delivered by Purchaser to Fidelity National Title Insurance
Company, 6900 Westcliff, Suite 710, Las Vegas, NV
89128 (the "Escrow Agent") and Two Hundred
Thousand and no/100 Dollars ($200,000) (the
"Second Earnest Money : Payment" and together with the First Earnest Money Payment, the



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

"Earnest Money") in the event Purchaser is satisfied with the results of its due diligence investigation conducted pursuant to Paragraph
11(a)(ii). In the event the purchase and sale contemplated by this Agreement is consummated, then the Earnest Money will be credited against the Purchase Price at Closing. In the event the purchase and sale contemplated by this Agreement fails to occur, the Earnest Money shall be remitted to Seller or Purchaser, as appropriate, in accordance with the provisions of Paragraph 17 hereof. The Escrow Agent shall be authorized, at Purchaser's option, to invest the Earnest Money in such manner as Purchaser may direct with Seller's reasonable written approval; provided, however, that the Escrow Agent shall invest the Earnest
Money only in such manner as will allow Escrow
Agent to disperse the Earnest Money on two (2) days' notice; and provided, further, that the Escrow Agent shall be authorized to release the Earnest Money to Seller prior to Closing upon Seller's delivery to Purchaser of security for the repayment thereof, in the event Purchaser is entitled to the return thereof in accordance with the terms of this Agreement, which security shall be in the form of a second lien on the Real
Property evidenced by a Deed of Trust in form and substance reasonably acceptable to Purchaser. All interest or other earnings on the Earnest Money shall become part of the Earnest Money and shall be dispersed to the party who becomes entitled to the Earnest Money pursuant to the provisions of this Agreement; provided, however, that in the event Seller requests an early release of the Earnest Money in accordance with the terms hereof and Seller is thereafter required by the terms of this Agreement to return the same to Purchaser, Seller shall be required to pay Purchaser interest thereon at the same rate of interest that Purchaser was earning or would have earned had the Earnest Money been held by Escrow Agent;

     b. Two Million One Hundred Fifty Thousand and no/100 Dollars ($2,150,000), as adjusted by any costs and prorations provided for in Paragraph 5, shall be due and payable in cash at Closing (as defined below); and

     c. The balance by execution and delivery at Closing of Purchaser's Promissory Note in the face amount of Six Million and no/100 Dollars
($6,000,000) which Note shall (i) be in form and substance acceptable to Purchaser and Seller, (ii) shall be due and payable in full 18 months after the Closing Date, (iii) shall bear no interest during the first six months of the term thereof,
(iv) shall bear interest at the annual rate of 10"% per annum during the second six months of the term thereof, with interest only due during said six month period, (v) shall bear interest at the rate of 11% per annum during the last six months of the term thereof, with interest only due during said six month period and (vi) shall be secured by a first lien on the Seller' s Assets, with the documents evidencing such lien to be in form and substance acceptable to Seller and Purchaser;
provided, however, Seller shall have the right, subject to Purchaser's consent, to place a first lien of the Seller's Assets prior to Closing, to transfer title to the Seller's Assets to Purchaser subject to said first lien and to enter into an All-Inclusive Note and Deed of Trust with
Purchaser which would "wrap" the obligations of Purchaser to Seller around the obligations of Seller to said lender; provided, however, that Purchaser shall have no obligation to consent thereto unless it is fully satisfied with the terms of the underlying loan and lien documents and its loan and lien documents with Seller and, in, particular, with the protections afforded to Purchaser thereunder to ensure that it will be provided with notice of and an opportunity to cure a default by Seller with respect to the underlying loan and that such cure rights may be exercised by Purchaser without any additional cost to Purchaser under the terms hereof.


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

     d. The purchase price shall be allocated among Seller's Assets in the manner set forth in Exhibit C.

     Except as specifically provided in this
Agreement, Purchaser does not hereby or in connection herewith assume any liability of Seller whatsoever in relation to Seller's Assets, the Real Property, the Personal Property or the
Facility which relates to the period prior to Closing.

CLOSING

3. The Closing of the purchase and sale under this Agreement (the "Closing") shall take place on or before September 1,1996 (provided all of the conditions to closing set forth in Paragraphs 13 and 14 have been satisfied or waived) (the
"Closing Date"); provided, however, that Purchaser shall have the right on written notice to Seller delivered on or prior to the Closing Date to extend the Closing Date for a period of up to thirty (30) days. Closing shall occur at the offices of Escrow Agent or at such other place as Purchaser and Seller may mutually agree. Time is of the essence hereto.

CONVEYANCE

4. Conveyance of the Seller's Assets to Purchaser shall be effected by a Warranty Deed and Bill of Sale in form and substance substantially the same as those attached hereto as Exhibits D and E. Fee simple insurable title to the Real Property and indefeasible title to the Personal Property shall be conveyed from Seller to Purchaser free and clear of all liens, charges, easements and encumbrances of any kind, other than the following:

     a. Liens for real estate taxes not yet due and payable;

     b. Such items of record as described in the Title Report (as defined below) which are not objected to by Purchaser in accordance with the terms of Paragraph 11(a)(ii);

     c. All laws, ordinances and governmental regulations, including, but not limited to, all applicable building, zoning, land use and environmental ordinances and regulations;
provided, however, that the provisions of this clause (c) shall be subject to Purchaser's right to object thereto and Seller's agreement to take corrective action in response to said objections all as specified more fully in Paragraph
11(a)(ii);

     d. The rights of the residents or prospective residents of the Facility under written rental agreements; and

     e.  Any liens related to the financing
described in Paragraph 2(c).

COSTS. PRORATIONS AND AI)JUSTMENTS

5. The costs of the transaction and the expenses related to the ownership and operation of the Seller's Assets shall be allocated among Seller and Purchaser as follows:

     a. Seller shall pay any transfer or
documentary stamp tax due on the recording of the Deed.

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

     b. Purchaser shall pay any sales tax due on the sale of the Personal Property.

     c. Seller shall pay the cost of the Title
Report and title insurance policy issued pursuant thereto and the ALTA surrey required to deliver the same; provided, however, Purchaser shall pay the cost of any title endorsements requested by Purchaser.

     d. Purchaser shall pay for any Phase I
Assessment of the Seller's Assets which it elects to secure.

     e. Any revenues (including but not limited to rent due from the residents of the Facility) and expenses (including but not limited to payroll and employee benefits) related to the ownership or operation of the Seller's Assets shall be prorated as of the Closing Date, with Seller responsible therefore for the period prior to the Closing Date and with Purchaser responsible therefor for the period from and after the Closing Date, it being understood and agreed that the Facility is under construction and is to be delivered to Purchaser at Closing in a turnkey condition and as such none of the residents of the Facility may have commenced occupancy thereof as of the: Closing
Date.

     f. Real and Personal Property taxes shall be prorated as of the Closing Date, with Seller responsible therefor for the period prior to the Closing Date and with Purchaser responsible therefor for the period from and after the Closing
Date.

     g. Seller shall arrange for a final statement with respect to all utilities serving the Real
Property and the Facility as of the Closing Date and shall pay all fees identified thereon and Purchaser shall arrange for all such utilities to be billed in its name from and after the Closing
Date and shall pay all fees due therefor as of the Closing Date.

     h. Purchaser and Seller shall each pay their own attorney's fees.

     i. Purchaser and Seller shall share recording fees related to the recording of the Deed and any escrow fees on a 50-50 basis.

     j. In the event Seller elects to cure any objections Purchaser makes to the items described in the Title Report or the UCC-1 search report, then Seller shall pay the cost of obtaining and recording any releases necessary to deliver title to the Seller's Assets in accordance with the terms of this Agreement.

POSSESSION

6. At Closing, Purchaser shall be entitled to possession of the Seller's Assets, subject only to the rights of the residents of the Facility under the Facility Leases (as defined below), if applicable.

REPRESENTATIONS AND WARRANTIES

7. Seller hereby warrants and represents to Purchaser that:

     a. STATUS OF SELLER. Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada.

     b. SELLER'S AUTHORITY. Seller has full power and authority to execute and to deliver this Agreement and all related documents, and to carry out the transaction contemplated herein. This
Agreement is valid, binding and enforceable against Seller in accordance with its terms, except as such enforceability may be limited by creditors' rights laws and applicable principles of equity. The execution of this Agreement and the consummation of the transaction contemplated herein do not result in a breach of the terms and conditions of nor constitute a default under or violation of Seller's charter documents or any law, regulation court order, mortgage, note, bond, indenture, agreement, license or other instrument or obligation to which Seller is now a party or by which Seller or any of the assets of Seller may be bound or affected.

     c. TITLE. Seller has good and insurable fee simple title to the Real Property, and the Facility, subject only to the easements, reservations and encumbrances, if any, permitted under Paragraph 4, and good and indefeasible title to the Personal Property free and clear of all leases, liens and encumbrances. The Personal
Property is, or as of Closing will be, all of the furniture, fixtures and equipment necessary to operate the Facility at full capacity unless
Purchaser elects to waive the requirement that Seller furnish the bedrooms of the resident units located within the Facility (the "Bedroom
Furnishings") in which case the Personal Property shall include all furniture, fixtures and equipment necessary for the operation of the Facility at full capacity other than the Bedroom
Furnishings and all of such Personal Property is, and at Closing will be, in good operating condition and repair and accordingly in the same or better condition and repair, as on the date of Purchaser's inspection thereof pursuant to
Paragraph 11(a)(ii).

     d. THE REAL PROPEZTY. The Facility is located on that certain parcel of land more particularly described in Exhibit A attached hereto. The
Facility, including, the roof and all major mechanical systems at the Facility, including, but not limited to, the Air Conditioning, Electrical and Heating and Ventilating Systems at Closing shall be in the good operating condition and repair and the construction of the Facility will be completed as of the Closing Date to the satisfaction of Purchaser and all necessary approvals from the City of Las Vegas and the State of Nevada related thereto have been or shall have been secured by Seller and. delivered to Purchaser as and when received.

     e. NECESSARY ACTION. Seller will proceed with all due diligence to take all action and obtain all consents prior to Closing necessary for it to lawfully enter into and carry out the terms of this Agreement.

     f. TAXES AND TAX RETURNS. All tax returns, reports and filings of any kind or nature required to be filed by Seller prior to Closing with respect to its ownership and, if applicable, operation of the Facility and its ownership of the Real Property and the Personal Property have been properly completed and timely filed in material compliance with all applicable requirements and all taxes or other obligations which are due and payable by Seller have been timely paid.

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

     g. LITIGATION. There is no litigation,
investigation, or other proceeding pending or, to the best of Seller's knowledge, threatened against or relating to Seller, its properties or business, which is material to Seller's Assets, the Facility, the Real Property or the Personal
Property or to this Agreement, or which would prevent Seller from performing its obligations hereunder, and the transaction contemplated herein has not been challenged by any governmental agency or any other person, nor does Seller know or have reasonable grounds to know, of any basis for any such litigation, investigation or other proceeding. For purposes hereof, litigation, an investigation or other proceeding shall be deemed to be pending if the same has been served on Seller or Seller has otherwise been advised either orally or in writing of the pendency thereof.

     h. BOOKS AND RECORDS. All of the books and records maintained by Seller with respect to its ownership and/or, if applicable, operation of the Seller's Assets are true and correct in all material respects.

     i. THE FACILITY LEASES. In the event Seller enters into any leases with residents or prospective residents of the Facility prior to the Closing Date, they shall be in the form of that rental or admission agreement attached hereto as Exhibit F (the "Facility Leases") and a true and correct copy of each such Facility Lease, as and when executed, shall be provided by Seller to Purchaser. If applicable, at Closing Seller shall deliver to Purchaser duly executed assignments of the Facility Leases.

     j. RENT ROLL. In the event Seller enters into any Facility Leases prior to the Closing Date, it shall provide 1'urchaser with a true and correct rent roll on a monthly basis from the date executed to the Closing Date, which identifies each of the residents of the Facility, the monthly rent currently being paid by each such tenant and the date to which said rent has been paid and, in the event of any rent delinquencies, an explanation of the reason therefor and the efforts being undertaken by Seller to collect said rent.

     k. LIENS. There are no mechanics',
materialmen's or similar liens presently claimed-.
against the Seller's Assets for work performed or commenced prior to the date hereof at the request of Seller or of which Seller has knowledge in connection with the construction and equipping of the Facility, Seller having made or caused to be made arrangements for payment of all those improvements now under construction or development and there will : be no such claims or liens at Closing, it being understood and agreed that Seller shall make arrangements for the full and timely payment at or prior to Closing for all work related to the construction of the Facility and shall deliver to Purchaser at Closing duly executed and filed unconditional lien waivers executed by the contractor, all subcontractors, suppliers and materialmen.

     l. ENVIRONMENTAL MATTERS. Except in
accordance with, and in full compliance with, any and all applicable governmental laws, regulations and requirements (collectively, the "Environmental
Laws") relating to environmental and occupational health and safety matters and hazardous materials, substances or wastes (as defined from time to time under any. applicable federal, state or local laws, regulations or ordinances), Seller has not released into the environment, or discharged, placed or disposed of any such hazardous materials, substances or wastes or caused the same to be so released into the environment or discharged, placed or disposed of at, on or under the Seller's Assets, Seller has not installed any underground storage tanks on the Real Property and Seller has not used the Real Property as a dump for waste material. To the best of Seller's knowledge, no hazardous materials, substances or wastes are located on the Real Property or the Facility or have been released into the environment or discharged, placed or disposed of in, on or under the Real Property or the Facility; no underground storage tanks are located on the Real Property;
the Real Property has never been used as a dump for waste material and the Real Property and the Facility and the prior uses of the Real Property and the Facility at all times complied with all Environmental Laws.

     m. EMPLOVEES: UNIONS. As of the date hereof, there are no employees of the Facility. In the event Seller hires any such employees prior to Closing, it will permit Purchaser to participate in the hiring of any and all needed Facility employees and it will ensure that none of such employees will be members of a labor union or subject to a collective bargaining agreement with respect to their employment at the Facility.

     n. COMPLIANCE WITH LAW

     (i) The Seller's Assets are, and upon
completion of the construction thereof, will be in compliance with all currently applicable municipal, county, state and federal laws, regula tions, ordinances, standards and orders and with all municipal, health, building and zoning by-laws and regulations (including, without limitation, the Americans with Disabilities Act and building and zoning codes) where the failure to comply therewith or to obtain a waiver therefrom could have a material adverse effect on the business, property, condition (financial or otherwise) or operation of the Seller's Assets;

     (ii) There are no, and as of the Closing Date there will not be, any outstanding: deficiencies or work orders, of any authority having jurisdiction over the Seller's Assets requiring conformity to any applicable statute, regulation, ordinance or by-law pertaining thereto; and

     (iii) Seller is not aware of any claim,
requirement or demand of any agency supervising or having authority over the Facility to rework or redesign it or to provide additional furniture, fixtures or equipment so as to confirm to or comply with any existing law, code or standard which has not been fully satisfied prior to the date hereof or which will not be satisfied prior to the Closing Date.

     o. OPERATING CONTRACTS. Seller is not
currently a party to an operating contract in connection with the operation of the Facility (the
"Operating Contracts"). In the event Seller intends to enter into any such Operating Contracts prior to Closing, it will (i) provide Purchaser with a copy thereof, (ii) secure Purchaser's consent thereto prior to executing the same, (iii) provide a fully executed copy thereof to Purchaser and (iv) assign the same to Purchaser at Closing.

     p: THE FACILITY. Upon completion of the
construction thereof, the Facility will be an assisted living facility licensed by the State of Nevada as a group care facility with a total of 116 units and shall not at Closing be certified to participate in Medicare or Medicaid. Seller has no reason to believe that the Facility will not be fully qualified for licensure and, if applicable, for Medicare and/or Medicaid certification upon the completion of the construction thereof on or prior to the Closing Date.

     q. INVENTORY. All inventories of central supplies, linen, housekeeping and other supplies located at the Facility on the Closing Date will be in sufficient condition and quantity to operate the Facility under applicable state and federal law as of the Closing Date.

     r. DISCLOSURE. No representation or warranty by Seller contained in this Agreement and no statement contained in any certificate, list, exhibit, or other instrument furnished or to be furnished to Purchaser pursuant hereto, or in connection with the transaction contemplated hereby, contains or will contain any untrue statement of a material fact, or omits or will omit to state any material facts which are necessary in order to make the statements contained herein or therein not misleading.
The representations and warranties of Seller in this Paragraph 7 shall be true and correct in all respects, are made by Seller both as of the date hereof and as of the date of Closing.

8. Purchaser hereby warrants and represents to Seller that:

     a. STATUS OF PURCHASER. Purchaser is a
corporation duly organized and validly existing under the laws of the state of Washington and is in good standing under the laws thereof and is, or prior to Closing will be, duly qualified to do business in the State of Nevada.

     b. AUTHORITY. Subject to obtaining the
approval of its Board of Directors, which prior to the end of the Due Diligence Period Purchaser shall either have obtained or advised Seller that it is not able to obtain the same, Purchaser has full power and authority to execute and to deliver this Agreement and all related documents, and to carry out the transactions contemplated herein.
This Agreement is valid, binding and enforceable as against Purchaser in accordance with its terms, except as such enforceability may be limited by creditors' rights laws and applicable principles of equity. The execution of this Agreement and the consummation of the transaction contemplated herein do not result in a breach of the terms and conditions of nor constitute a default under or violation of Purchaser's Articles of Incorporation or By-laws or any law, regulations, court order, mortgage, note, bond, indenture, agreement, license or other instrument or obligation to which Purchaser is a party or by which Purchaser or any of the assets or Purchaser may be bound or affected.

     c. LITIGATION. There is no litigation,
investigation or other proceeding pending or, to the best of Purchaser's knowledge, threatened against or relating to Purchaser, its properties or business which is material to this Agreement, or which would prevent Purchaser from performing its obligations hereunder, nor does Purchaser know or have reasonable grounds to know of any basis for any such action. For purposes hereof, litigation, an investigation or a proceeding shall be deemed to be pending if the same has been served on Purchaser or Purchaser has been advised either orally or in writing of the pendency thereof.

     d. NECESSARV ACTION. Purchaser will proceed with all due diligence to take all action and obtain all consents prior to Closing necessary for it to lawfully enter into and carry out the terms of this Agreement, including, but not limited to, using its best efforts to obtain the consent of its Board of Directors within the time period provided for in this Agreement.



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

     e. DISCLOSURE. No representation or warranty by Purchaser contained in this Agreement and no statement contained in any certificate, list, exhibit, or other instrument furnished or to be furnished to Seller pursuant hereto, or in connection with the transaction contemplated hereby, contains or will contain any untrue statement of a material fact, or omits or will omit to state any material facts which are necessary in order to make the statements contained herein or therein not misleading.

9. BROKER

     Each party hereby represents and warrants to the other party that it has not contacted or entered into any agreement with any real estate broker, agent, finder, or any other party in connection with this transaction and that it has not taken any action which would result in any real estate broker's, finder or other fees or commissions being due and payable to any other party with respect to the transaction contemplated by this Agreement, other than Nathalie Koplan of Empire Investments, who has been retained and shall be compensated by Seller. Each patty hereby indemnifies and agrees to hold the other party harmless from any loss, liability, damage, cost, or. expense (including reasonable attorney's fees) resulting to the other party by reason of a breach of the representation and warranty made by the indemnifying party in this paragraph.
Notwithstanding anything to the contrary contained in this Agreement, the indemnity set forth in this paragraph and any sums due pursuant to such indemnity shall constitute separate agreements in causes of action in addition to any liquidated damages provided for in this Agreement.

COVENANTS

10. SELLER

     a. PRE-CLOSING. Between the date hereof and the Closing Date, except as contemplated by this Agreement or with the consent of Purchaser:

     i. Other than as set forth in Paragraph 4
Seller will satisfy and discharge all claims, liens, security interests, tenancies (other than the Facility Leases and any Operating Contracts which Purchaser assumes at Closing pursuant to the terms hereof, and encumbrances on Seller's Assets;

     ii. Seller will file all tax returns, reports and filings of any kind or nature required to be filed by Seller and will timely pay all taxes or other obligations which are due and payable with respect to Seller's Assets;

     iii. Seller will not take any action
inconsistent with its obligations under this Agreement or which could hinder or delay the consummation of the transactions contemplated by this Agreement, and Seller will continue until the Closing to fulfill any obligations which it may have under the Facility Leases;

     iv. Seller will operate the Facility only in the ordinary course and with due regard to the proper maintenance and repair of the Facility and the Personal Property; provided, however, this covenant shall not be applicable unless Seller has commenced operations at the Facility prior to the Closing Date;



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

     v. Seller will take all reasonable action to preserve the goodwill of the residents of the Facility; provided, however, this covenant shall not be applicable unless Seller has commenced operations at the Facility prior to the Closing
Date;

     vi. Seller will not make any material change in the operation of the Facility; provided, however, this covenant shall not be applicable unless Seller has commenced operations at the Facility prior to the Closing Date; and Seller will not sell or agree to sell any of the items which comprise the Personal Property nor otherwise enter into an agreement materially- affecting any of the Seller's Assets;

     vii. Seller will use its reasonable efforts to retain the services and goodwill of the employees located at or connected with the operation of the Facility; provided, however, this covenant shall not be applicable unless Seller has commenced operations at the Facility or hired employees for the Facility prior to the Closing
Date;

     viii. Seller will maintain in force the
existing hazard and liability insurance policies, or comparable coverage, for the Seller's Assets as now in effect,

     ix. Seller will not increase the compensation or other benefits or bonuses payable or to become payable to any of the Seller's employees connected with the operation of the Facility, except for increases substantially in accordance with existing employment practices disclosed to and approved by Purchaser, if any or except for increases which will not affect Purchaser's operations at the Facility after closing;
provided, however, this covenant shall not be applicable unless Seller has commenced operations at the Facility prior to the Closing Date;

     x. Subject to Seller's obligations under Paragraph 7(o) with respect to the Operating
Contracts and such contracts or commitment as Seller may need to enter into in connection with the completion of the construction of the Facility and for which Purchaser shall have no liability after the Closing, Seller will not enter into any contract or commitment affecting the Seller's
Assets except in the ordinary course of business and Seller will advise Purchaser of any contracts or commitments which it enters, whether in the ordinary course of business or otherwise;

     xi. During normal business hours, Seller will provide Purchaser and its agents with access (in the company of a representative of Seller) on 24 hours notice to the Real Property and the Facility, provided Purchaser does not, if applicable, interfere with the operation of the Facility and provided Purchaser uses its best efforts not to disturb any residents of the Facility during the course of such inspections and at such times Seller shall permit Purchaser to inspect the books and records and the physical and structural condition of the Facility, the Real
Property and the Personal Property;

     xii. Seller will timely pay all obligations which are due and payable with respect to the Seller's Assets;

     xiii. Seller will operate the Facility in substantial compliance with all applicable municipal, county, state and federal laws, regulations, ordinances, standards and orders as now in effect (including without limitation, the building and zoning codes as currently applied with respect thereto) and with the Environmental Laws, where the failure to comply therewith could have a material adverse effect on the business, property, condition (financial or otherwise) or operation of the Facility or on the Seller's Assets; provided, however, this covenant shall not be applicable unless Seller has commenced operations at the Facility prior; to the Closing Date;

     xiv. Seller will take all reasonable action to achieve substantial compliance in the construction, equipping and, if applicable, operation of the Facility with any laws, regulations, ordinances, standards and orders applicable to the Seller's Assets which are enacted after execution of this Agreement and prior to Closing;,

     xv. Seller will proceed with all due
diligence to secure any consents which may be necessary for the assignment of the Facility
Leases; provided, however, this covenant shall not be applicable unless Seller has commenced operations at the Facility prior to the Closing
Date;

     xvi. As soon as practicable after the date hereof but in no event later than twenty (20) days following full execution of this Agreement, Seller will (a) deliver to Purchaser a UCC-I search report (herein so called), (b) shall cause Chicago
Title Insurance Company to furnish to Purchaser a current title commitment (the "Title Report") for the issuance to Purchaser of an extended coverage
Owner's title insurance policy with a value equal to the purchase price (the "Title Policy"), insuring Purchaser's interest in the Real Property and the Facility, . subject to no exceptions other than those of the usual printed exceptions, which are acceptable to Purchaser and the Permitted
Exceptions (hereafter defined) and (c) arrange with a survey firm acceptable to Purchaser for the preparation and delivery of an ALTA Survey of the Real Property and the Facility (the "Survey");

     xvii. Seller will provide Purchaser within ten (10) days after execution of this Agreement with copies of any environmental reports, structural report or geological reports which may be in Seller's possession with respect to the Facility and the Real Property;

     xviii. Seller will cooperate with Purchaser in any efforts which it may undertake to audit
Seller's financial statements with respect to the Facility for the periods prior to the Closing if and to the extent such an audit is required for Purchaser's compliance with applicable securities laws;

     xix. In the event Purchaser has not
terminated this Agreement as of the end of the Due
Diligence Period, Seller shall permit Purchaser
(A) to assume responsibility for the marketing of the Facility in anticipation of the completion of the construction thereof and (B) to request changes in the design of the Facility or the proposed furnishings, fixtures and equipment therein if either the same will not increase the cost of the completion thereof or Purchaser agrees to assume said additional cost;

     xx. In the event Seller requests a release of the Earnest Money in accordance with Paragraph 2, Seller will execute any and all documents reasonably requested by Purchaser to evidence the security described in Paragraph 2(a); and

     xxi. Seller will proceed with all due
diligence to complete the construction of the Facility in a timely and professional manner, in accordance with all applicable requirements of and the State of Nevada, including, but not limited to, the requirements of Nevada law applicable to the licensure of the Facility as a group care home, and subject to those design modifications requested by Purchaser and agreed to by Seller which are more fully described in Exhibit G hereto.

     b. CLOSING. On the Closing Date, Seller
agrees that it will:

     i. Execute and deliver to Purchaser a good and sufficient Warranty Deed to the Real Property
(including the Facility) and Bill of Sale with respect to the Personal Property and such endorsements, assignments and other instruments of transfer and conveyance as shall be necessary to transfer and assign Seller's Assets to Purchaser as herein provided;

     ii. Deliver to Purchaser a certificate dated as of the Closing Date, certifying in such detail as Purchaser may reasonably specify the fulfillment of the conditions set forth in Paragraph(s) 13(a) and (b) subject to the limitations set forth in Paragraph 26 and setting forth the incumbency of the officers executing documents on behalf of Seller; a copy of the resolutions adopted by Seller's Board of Directors authorizing the transaction provided for herein and the execution of this Purchase Agreement and the other documents contemplated herein and attaching a certificate of good standing issued by the Nevada Secretary of State within no more than thirty (30) days prior to Closing;

     iii. Deliver the tangible property included in the Seller's Assets to Purchaser in the condition and repair required by the terms of this Agreement;

     iv. Deliver to Purchaser a duly executed assignment of the Facility Leases (the "Facility
Lease Assignment Agreement"); provided, however, this covenant shall not be applicable unless
Seller has executed any Facility Leases prior to the Closing Date;

     v. Pay its share of the Closing costs,
including, but not limited to, the Title Report, Title Policy and Survey described in Paragraph
10(a)(xvi);

     vi. Deliver to Purchaser an Assignment and Assumption Agreement with respect to any of the Operating Contracts which Purchaser elects to assume at Closing pursuant to Paragraph 11 (a)(v)
(the "Operating Contract Assumption Agreement");
provided, however, this covenant shall not be applicable unless Seller has executed any Operating Contracts in accordance with the terms hereof prior to the Closing Date;

     vii. Deliver to Purchaser the Resident
Deposits (as defined in Paragraph 20); provided, however, this covenant shall not be applicable unless Seller has executed any Facility Leases and accepted any resident funds prior to the Closing
Date;

     viii. Deliver to Purchaser the Benefits
Schedule (as defined in Paragraph 19) and pay the Vacation Pay to Purchaser in accordance with the provisions of Paragraph 19 provided, however, this covenant shall not be applicable unless Seller has hired any employees prior to the Closing Date;

     ix. Deliver to Purchaser an Assignment and Assumption Agreement with respect to all written or oral warranties or indemnity agreements issued to Seller by, and any rights which Seller may have against any, third parties in connection with the design and construction of the Facility; and :

     x. Deliver to Purchaser evidence of the
designation of a duly authorized representative to act with full power and authority on behalf of Seller with respect to any post-closing obligations imposed on Seller hereunder.

     c. POST-CLOSING. After the Closing of this Agreement, Seller agrees that, at Purchaser's sole cost and expense, it will take such actions and properly execute and deliver to Purchaser such further instruments of assignment, conveyance and transfer as, in the reasonable opinion of counsel for Purchaser and Seller, may be reasonably necessary to assure, complete and evidence the full and effective transfer and conveyance of Seller's Assets and cooperate with Purchaser in any efforts which it may undertake to audit
Seller's financial statements with respect to the Facility for the periods prior to the Closing if and to the extent such an audit is required for Purchaser's compliance with applicable securities laws.

11.  PURCHASER

     a. PRE-CLOSING. Between the date hereof and the Closing Date, except as contemplated by this Agreement or with the consent of Seller, Purchaser agrees that:

     i. Purchaser will not take any action
inconsistent with its obligations under this agreement or which could hinder or delay the consummation of the transaction contemplated by this Agreement;

     ii. Within ten ( 10) days after its receipt of the UCC- I Search Report, the Title Report and the Survey, Purchaser shall advise Seller in writing of its objections, if any, to each of the UCC-1 Search Report, the Title Report and the
Survey. In the event Purchaser fails to notify
Seller in writing of Purchaser's objections within said ten (10) day period, Purchaser shall be deemed to have waived its right to object. Within five (5) days of Seller's receipt of Purchaser's objections, Seller shall advise Purchaser whether it intends to correct the defects to which Purchaser has objected. Seller shall be obligated to act in good faith in responding to Purchaser's title objections. For purposes hereof, Seller shall be deemed to have failed to act in good faith if its refuses to correct any matter which is the subject of such title objections where the only costs to it in doing are normal filing or recording fees or delivery charges and where the objections relate to liens which appear of record but relate to previously discharged debt or other minor defects in record title. If Seller refuses to correct some or all of such defects, Purchaser shall have five (5) days to advise Seller of its decision to close, notwithstanding the defects, or to terminate this Agreement, in which case neither party shall have any further rights or obligations hereunder, other than Seller's obligation to return or to direct the return of Purchaser's
Earnest Money. Any matter reflected in the UCC1
Search Report, the Title Report or the Survey not objected to in accordance with the terms hereof shall be deemed accepted by Purchaser and to be "Permitted Exceptions" (herein so called).
Notwithstanding anything contained herein to the contrary, in the event Seller requires additional time to prepare either the Survey or the Title Report, then Seller shall have such additional time to deliver the same to Purchaser, however, in no event shall such extension be longer than fifteen (I5) additional days;

     iii. Purchaser will proceed with all due diligence to obtain all consents and approvals necessary to permit the consummation of the transaction contemplated by this Agreement and/or necessary to permit Purchaser to own and to operate the Facility, including, but not limited to, a license from the Nevada State Division of Health; and

     iv. Purchaser will proceed with all due
diligence and at its sole cost and expense to conduct such investigations and to complete the same on or before August 1,1996, with respect to Seller's Assets as it deems to be reasonably necessary in connection with its purchase thereof, including, but not limited to, zoning investigations, soil studies, environmental assessments, seismic assessments, wetlands reports and investigations of Seller's and the Facility's books and records and operations, including a review of the licensure or permitting files maintained by the City of Las Vegas or the State of Nevada with respect to the Facility to the extent the same are publicly available, and structural inspections, provided no investigations will be physically intrusive on the Real Property or the Facility unless Seller consents thereto, which consent shall not be unreasonably withheld
(the "Due Diligence Review"); provided, however, nothing herein shall be construed as amending or modifying in any manner the representations or warranties of Seller set forth in this Agreement, which representations and warranties shall be separate from and unaffected by Purchaser's Due
Diligence Review; and provided, further, that Purchaser shall maintain the confidentiality of any documents or information obtained by it during the course of its Due Diligence Review and shall return the same to Seller in the event the transaction provided for herein fails close for any reason whatsoever Purchaser shall indemnify, defend and hold Seller and the Seller's Assets harmless of and from any and all losses, liabilities, costs, expenses (including without limitation, reasonable attorney's fees and costs of court at trial and on appeal), damages, liens, claims (including, without limitation mechanics' or materialmans' liens or claims of liens), actions and causes of action arising from or relating to Purchaser's (or Purchaser's Agents, employees, or representatives) entering on the Real Property and/or the Facility to test, study, investigate or inspect the same or any part thereof, whether pursuant to this paragraph or otherwise or breach of its confidentiality obligations hereunder. The foregoing indemnity shall expressly survive the Closing or the earlier termination of this Agreement.

     b. CLOSING. On the Closing Date, Purchaser agrees that it will:

     i. Pay the balance of the cash portion of the Purchase Price due at Closing;

     ii. Deliver the executed Note at Closing and related loan documents all in accordance with Paragraph 2(c);

     iii. Pay its share of the Closing costs as herein provided;

     iv. Deliver to Seller a certificate of a responsible officer dated as of the Closing Date, certifying in such detail as Seller may reasonably specify the fulfillment of the conditions set forth in Paragraph(s) 14(a) and (b) subject to the limitations set forth in Paragraph 26 and setting forth the incumbency of the officers executing documents on behalf of Purchaser, a copy of the resolutions adopted by Purchaser's Board of Directors authorizing the transaction provided for herein and the execution of this Purchase
Agreement and the other documents contemplated herein and attaching a certificate of good standing issued by the Washington and Nevada
Offices of the Secretary of State within no more than thirty (30) days prior to Closing;
iv. Execute the Operating Contract Assumption
Agreement, if applicable;

     v.  Execute the Facility Lease Assignment
Agreement, if applicable; and

     vi. Release and/or return any security
delivered to it by Seller in consideration for the early release of the Earnest Money.

     c. POST-CLOSING. After the Closing of this Agreement, Purchaser agrees that it will:

     i. Provide Seller with access during normal business hours to any books or records which Seller may need to file or to defend tax returns or other filings filed prior or subsequent to the Closing Date which relate to periods prior to the Closing Date; and

     ii. Take such actions and properly execute and deliver such further instruments as Seller may reasonably request to assure, complete and evidence the transaction provided for in this Agreement.

12. MUTUAL

Following the execution of this Agreement, Purchaser and Seller agree:

     a. If any event should occur, either within or without the knowledge or control of Purchaser or Seller, which would prevent fulfillment of the conditions to the obligations of any party hereto to consummate the transaction contemplated by this Agreement, to use its or their reasonable efforts to cure the same as expeditiously as possible; and

     b. To cooperate fully with each other in preparing, filing prosecuting, and taking any other actions which are or may be reasonable and necessary to obtain the consent of any governmental instrumentality or any third party or to accomplish the transaction contemplated by this Agreement. .

CONDITIONS

13. All obligations of Purchaser under this Agreement are subject to fulfillment, prior to or at Closing, of each of the following conditions, any one or all or which may be waived in writing by Purchaser:

     a.  SELLER'S REPRESENTATIONS AND WARRANTIES
TRUE AT CLOSING. Seller's representations and warranties contained in this Agreement or in any certificate delivered in connection with this Agreement or the transactions contemplated herein shall be true in all material respects at and as of the date of Closing as though such representations and warranties were then again made.

     b. SELLER'S PERFORMANCE. Seller shall have performed all of its obligations under this Agreement that are to be performed prior to or at Closing to the extent the same have not been waived by Purchaser in accordance with the terms hereof.

     c. NO DEFAULTS. Seller shall not be in
default, where said default cannot be cured by Closing, under any mortgage, contract, lease or other agreement to which Seller is a party or by which Seller is bound and which affects or relates to the Real Property, the Personal Property or the Facility, including, but not limited to, the Facility Leases.

     d. DUE DILIGENCE REVIEW. Purchaser shall be satisfied with the results of its Due Diligence
Review, including, but not limited to the results of an EPA Phase I Assessment of the Real Property and the Facility within the period specified in Paragraph 11 (a) (iv); provided, however, nothing herein shall be construed as amending or modifying in any manner the representations or warranties of Seller set forth in this Agreement, which representations and warranties shall be separate from and unaffected by Purchaser's Due Diligence
Review except as to any representations or warranties which, during the course of Purchaser's
Due Diligence Review, Seller demonstrates
Purchaser obtained knowledge of falsity or inaccuracy thereof. In the event Purchaser elects to terminate this Agreement within the period specified in Paragraph 11 (a)(iv) and this Paragraph 13(d), the parties shall have no further rights or obligations hereunder, other than Purchaser's right to the return of its Earnest
Money and Seller's obligation to pay any title cancellation and UCC search fees incurred as a result of such termination.

     e. TITLE. The Title Insurer shall issue to Purchaser as of the date of Closing, an Owner's extended coverage policy of title insurance for the Real Property and the Facility in accordance with the requirements of Paragraph 4.

     f.  SURVEY. Purchaser shall be satisfied as
to the results of the ALTA Survey in accordance with the provisions of Paragraph 1 I (a)(ii).

     g. UCC SEARCH. Purchaser shall be satisfied with- the results of the UCC search conducted by Seller pursuant to Paragraph 10(a)(xvi) in accordance with the provisions of Paragraph 11
(a)(ii).

     i. APPROVALS. Purchaser shall have received all consents, and approvals as may be necessary for it to own and to operate the Facility, including, but not limited to, the issuance by the Nevada State Division of Health to Purchaser of a license to operate the Facility.

     j. FACILITY CONSTRUCTION. Construction of the Facility shall be complete to the Purchaser's satisfaction in accordance with the requirements of this Agreement and Seller shall have delivered to Purchaser written evidence that it has received all necessary city and state approvals related thereto, including, but not limited to, licensure approval with respect to the beds included therein, and lien waivers from all contractors and subcontractors providing goods or services in connection therewith and shall have delivered the Facility to Purchaser in accordance with the requirements of Exhibit H.

     Subject to the limitations set forth in the foregoing Paragraph 13, in the event any of the foregoing conditions is not satisfied by Seller or Purchaser, as appropriate, or waived by Purchaser prior to Closing, Purchaser shall have the right to terminate this Agreement in accordance with the provisions of Paragraph 17.

14.  CONDITIONS TO SELLER'S OBLIGATIONS.

     All obligations of Seller under this
Agreement are subject to the fulfillment, prior to or at Closing, of each of the following conditions, any one or all of which may be waived by Seller in writing:

     a. PURCHASER'S REPRESENTATIONS AND WARRANTIES
TRUE AT CLOSING. Purchaser's representations and warranties contained in this Agreement or in any certificate or document delivered in connection with this Agreement or the transactions contemplated herein shall be true in all material respects at and as of the date of Closing as though such representations and warranties were then again made.

     b. PURCHASER'S PERFORMANCE. Purchaser shall have performed its obligations under this Agreement that are to be performed prior to or at Closing to the extent the same have not been waived by Seller in accordance with the terms hereof.

      Subject to the limitations set forth in the foregoing Paragraph 14, in the event any of the foregoing conditions is not satisfied by Seller or Purchaser, as appropriate, or waived by Purchaser prior to Closing, Purchaser shall have the right to terminate this Agreement in accordance with the provisions of Paragraph 17.

INDEMNIFICATION

15. Seller shall indemnify and hold Purchaser harmless from and against:

     a. Except as otherwise provided in this
Agreement, any and all obligations relating to the design and construction of the Facility, the ownership of Seller's Assets and, if applicable, the operation of the Facility which exist at the Closing Date, including, but not limited to (i) any obligations under any Facility Leases or Operating Contracts executed by Seller in accordance with the terms of this Agreement and assumed by Purchaser at Closing and (ii) any obligations with respect to any Resident Deposits;
provided, however, that with respect to the construction of the Facility, Seller shall be deemed to have fulfilled its obligations hereunder with respect to claims which Purchaser may have against third parties involved therein, if Seller has assigned to Purchaser its rights against and any warranties and indemnities received from any third parties involved therein..

     b. Subject to the limitations set forth in Paragraph 26, any and all damage, loss, or liability resulting from any misrepresentation of a material fact, breach of warranty or nonfulfillment of any agreement on the part of Seller under this Agreement or from any misrepresentation in any certificate furnished or to be furnished to Purchaser hereunder;

     c. Any and all liability or loss arising out of or relating to any failure iii connection with the transaction contemplated herein to comply with the requirements of any laws or regulations relating to bulk sales or transfers; and
d. Any and all actions, suits, proceedings, demands, assessments, judgments, reasonable costs, and other reasonable expenses, including, but not limited to, reasonable attorney's fees, incident to any of the foregoing.

     For purposes of Paragraph 15(a), an
obligation shall be deemed to "exist" as of the Closing Date if it relates to the period prior to the Closing Date even if it is not asserted until after the Closing Date.

16. Purchaser shall indemnify and hold Seller harmless from and against:

     a. Except as otherwise provided in this
Agreement, any and all obligations relating to the ownership of the Seller's Assets and the operation of the Facility from and after the; Closing Date, including, but not limited to any obligations under any Facility Leases or Operating Contracts assumed by Purchaser at Closing and any obligations with respect to any Resident Deposits delivered to Purchaser at Closing;

     b. Subject to the limitations set forth in Paragraph 26, any and all damage, loss or liability resulting from any misrepresentation of a material fact, breach of warranty or nonfulfillment of any agreement on the part of Purchaser under this agreement or from any misrepresentation in any certificate furnished or to be furnished to Seller hereunder;

     c. Any and all damage, loss or liability resulting from the conduct by or the negligence or willful misconduct of Purchaser in performing its Due Diligence Review; and

     d. Any and all actions, suits, proceedings, demands, assessments, judgments, reasonable costs and other reasonable expenses, including, but not limited to, reasonable attorney's fees, incident to any of the foregoing.

TERMINATION

17.         a.  This Agreement may be terminated
and the transaction contemplated herein abandoned at any time prior to Closing:

     i.   By mutual agreement of the parties;

     ii. By Seller, if any of the conditions set forth in Paragraph 14 shall have become incapable of fulfillment prior to the Closing Date or such earlier date as may be specifically provided for the performance thereof (as the same may be extended) through no fault of Seller and as a result of a material breach by Purchaser of its obligations hereunder and the same shall not have been waived by Seller;

     iii. By Purchaser, if any of the conditions set forth in Paragraph 13 shall have become incapable of fulfillment prior to the Closing Date or such earlier date as may be specifically provided for the performance thereof (as the same may be extended) through no fault of Purchaser and as a result of a material breach by Seller of its obligations hereunder and the same shall not have been waived by Purchaser;

     iv. By either Seller or Purchaser in the event of a material breach by the other party of its obligations hereunder;

     v.  If the Closing has not occurred by
October 1,1996 (the "Outside Closing Date"), unless extended by mutual agreement of the parties; provided, however, that in the event all of the conditions to Closing provided for in Paragraph 13 have been satisfied or waived by the Outside Closing Date other than the Purchaser's receipt of the License pursuant to Paragraph
13(i), provided Purchaser is diligently pursuing the issuance of the License by the Nevada State
Division of Health, the Outside Closing Date shall automatically be extended: for such additional period of time as may be necessary to permit
Purchaser to secure the License; provided, further that in the event Purchaser has not secured the License by December 1,1996, this Agreement shall thereafter terminate in accordance with the terms hereof and the parties shall have no further rights or obligations hereunder other than Purchaser's right to the return of its Earnest
Money.

     b. In the event that prior to the Closing
Date, a material portion of the Real Property, the Facility or the Personal Property shall have been damaged or destroyed by fire or other casualty, or shall have been taken or condemned by any: public or quasi-public authority under the power of eminent domain, Purchaser shall have the right to terminate this Agreement on written notice to Seller which notice must be delivered within ten
(10) days after Purchaser receives notice of such damage, destruction or condemnation. In the event
Purchaser fails to exercise its termination rights hereunder, then it shall be conclusively deemed to have waived said right and Seller shall assign to Purchaser all of its rights to any insurance proceeds or condemnation award and all claims in the connection therewith. In the event Purchaser exercises its termination rights hereunder, the parties shall have no further rights or obligations hereunder other than Purchaser's right to the return of its Earnest Money.

     c. Neither party to this Agreement may claim termination or pursue any other remedy referred to in Paragraph I 7(a) on account of a breach of a condition, covenant or warranty by the other, without first giving such other party written notice of such breach and not less than ten (10) days within which to cure such breach; provided, however, in no event shall the Closing Date be postponed beyond the Outside Closing Date.

     d. In the event of the termination of this Agreement by Seller under Paragraphs 17(a)(ii) or
(iv) or under Paragraph 17(a)(v) in the event the Closing has failed to occur as a result of a material breach by Purchaser of its obligations hereunder, Seller's sole remedy shall be to terminate this Agreement and to retain Purchaser's
Earnest Money as full and complete liquidated damages, the parties acknowledging and agreeing that the amount of damages which Seller may incur as a result of such termination may be difficult to ascertain and that the amount of the Earnest
Money is a reasonable and fair estimate thereof, after which the parties shall have no further rights or obligations hereunder.

     e. In the event of the termination of this Agreement by Purchaser under Paragraphs 17(a)(iii) or (iv) or under Paragraph 17(a)(v) in the event the Closing has failed to occur as of a material breach by Seller of its obligations hereunder, Purchaser shall have the right as Purchaser's sole and exclusive remedies either to (i) terminate this Agreement and demand the return of its Earnest Money after which neither party shall have any further rights or obligations hereunder or
(ii) seek specific performance of Seller's obligations hereunder.

EMPLOYEE BENEFITS

18. At Closing, Seller shall terminate all of the Facility employees and pay to Purchaser or, at the option of Purchaser, directly to the employees of the Facility, all earned and accrued vacation pay, sick pay, holiday pay and other benefits due to and/or coming due to any such employees of the Facility as of or subsequent to the Closing Date, but only in the case of those employees hired by Purchaser effective as of the day after the Closing Date, and Purchaser shall pay the same to such employees after Closing as and when due. In order to facilitate Purchaser's compliance with the provisions of this Paragraph 18, at Closing, Seller shall deliver to Purchaser a schedule which reflects by employee earned and accrued vacation, sick pay, holiday pay and other benefits (the
"Benefits Schedule"). In the case of any of the employees not hired by Purchaser, Seller shall be obligated to pay any and all earned and accrued vacation pay, sick pay, holiday pay and other benefits due to and/or coming due to any such employees.

     Seller and Purchaser acknowledge and agree that the provisions of this Paragraph 18 shall not be applicable in the event Seller has not hired any employees as of the Closing Date.

RESIDENT SECURITY DEPOSITS

19. At Closing, Seller shall provide Purchaser with an accounting of all resident security deposits being held by Seller as of the Closing
Date (the "Resident Deposits"). Such accounting shall set forth the names of the residents or prospective residents for whom such funds are held, the amounts held on behalf of each resident or prospective resident and the Seller's warranty that the accounting is true, correct and complete.

20. On the Closing Date, Seller shall transfer the
Resident Deposits to the bank account designated by the Purchaser and Purchaser shall in writing acknowledge to Seller receipt of and expressly assume all Seller's financial and custodial obligations with respect thereto, it being the intent and purpose of this provision that, at Closing, Seller will be relieved of all fiduciary and custodial obligations, and that Purchaser will assume all such obligations and be directly accountable to the residents and prospective residents of the Facility, with respect thereto.

21. Notwithstanding the foregoing, Seller will indemnify and hold Purchaser harmless from all liabilities, claims and demands in the event the amount of the Resident Deposits transferred to the Purchaser's bank account as provided in Paragraph
21 did not represent the full amount of such Resident Deposits then or thereafter shown to have been delivered to Seller by the current residents or prospective residents of the Facility.

     Seller and Purchaser acknowledge and agree that the provisions of Paragraphs 19-21 shall not be applicable in the event Seller has not admitted any residents or accepted deposits from prospective residents as of the Closing Date.

NOTICES

22. Any notice, request or other communication to be given by any party hereunder shall be in writing and shall be sent by registered or certified mail, postage prepaid, by overnight courier. guaranteeing overnight delivery or by facsimile transmission (if confirmed verbally or in writing by mail as aforesaid), to the following address:

     To Seller:     Sunday Estates
               c/o LSP Incorporated
               850 S. Rancho Drive Suite 1010
               Las Vegas, NV 89106
               Attn: Mr. James Jariv
               Phone No.: (702) 258-0711
               FAX No. :  (702) 25 8-913 6

     To Purchaser:  Emeritus Corporation
               Market Place One
               2003 Western Avenue Suite 660
               Seattle, WA 98121
               Phone No.: (206) 443-4313
               FAX No.: (206) 443-5432

     Notice shall be deemed given three (3)
business days after deposit in the mail, on the next day if sent by overnight courier and on receipt if sent by facsimile (and confirmed verbally or by mail as aforesaid).

SOLE AGREEMENT

23. This Agreement may not be amended or modified in any respect whatsoever except by instrument in writing signed by the parties hereto. This
Agreement constitutes the entire agreement between the parties hereto and supersedes all prior negotiations, discussions, writings and agreements between them.

SUCCESSORS

24. The terms of this Agreement shall be binding upon and inure to the benefit of and be enforceable by and against the heirs and successors of the parties hereto, it being specifically understood and agreed that Purchaser shall have the right to assign in whole or in part its rights and obligations hereunder to an affiliate; provided no such assignment shall relieve Purchaser of its obligations hereunder and provided, further, that Purchaser shall provide
Buyer with notice of any such assignment and such assignee shall assume all of Purchaser's obligations hereunder in writing. In addition, Purchaser shall have the right, on written notice to Seller, to assign its rights hereunder to a real estate investment trust (the "REIT") in connection with its financing of the transaction provided for herein, it being understood and agreed that in the event of such an assignment, the only right which the REIT will assume is Purchaser's right to take title to the Seller's Assets and the only obligation which the REIT will assume is Purchaser's obligation to pay the purchase price in accordance with the terms hereof and that, in any event, Purchaser shall not be relieved of any of its obligations hereunder in the event of such an assignment.

CAPTIONS

25. The captions of this Agreement are for convenience of reference only and shall not define or limit any of the terms or provisions hereof.

SURVIVAL/LIMITATION OF ACTIONS

26. All covenants, warranties and representations of Purchaser and Seller herein other than Seller's representation and warranty in Paragraph 7(I), which shall survive for the applicable statute of limitations period, shall survive for two years after Closing after which they shall automatically expire; provided, however, that in the event notice of a claim is delivered by Seller or Purchaser prior to expiration of said two year period or applicable statute of limitation period in the case of a claim brought under Paragraph
7(1), the representation, warranty or covenant which is the subject of said claim shall survive until the final, non-appealable resolution thereof.

GOVERNING LAW

27. This Agreement shall be governed by and construed in accordance with the laws of the State of Nevada.

SEVERABILITY

28. Should any one or more of the provisions of this Agreement be determined to be invalid, unlawful or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions hereof shall not in any way be affected or impaired thereby.

COUNTERPARTS

29. This Agreement may be executed in any number of counterparts, each of which shall be an original; but such counterparts shall together constitute but one and the same instrument. This
Agreement may be executed (i) on an original, (ii) a copy of an original, or (iii) by a facsimile transmission copy of an original followed within five (5) calendar days with execution of an original.

THIRD PARTY BENEFICIARY

30. The provisions of this Agreement are not intended to confer any benefits upon any person or entity not a party to this Agreement.

ACCOUNTS RECEIVABLE

31. Within ten days prior to the Closing Date, Seller shall provide Purchaser with a detailed listing of Seller's accounts receivable which are anticipated to be outstanding on the Closing Date.

32. From and after the Closing Date, Purchaser shall assume responsibility for the billing for and collection of payments on account of services rendered or goods sold by it on and after the Closing Date and Seller shall retain all right, title and interest in and to and all responsibility for the collection of its accounts receivable for services rendered or goods sold prior to the Closing Date.

33. Any payments received by Purchaser after the Closing Date from residents with balances due for the period prior to and after the Closing Date, shall be applied by Purchaser first to reduce any post-Closing Date balances, with the excess, if any, remitted to Seller to reduce any pre-Closing
Date balances due.

34. Seller shall have the right during normal business hours and on reasonable notice to Purchaser to inspect Purchaser's books and records with respect to the accounts receivable received by it after the Closing Date from residents with balances due as of the Closing Date.

     Seller and Purchaser acknowledge and agree that the provisions of Paragraphs 31-34 shall not be applicable in the event Seller has not admitted any residents or accepted deposits from prospective residents as of the Closing Date:

     IN WITNESS WHEREOF, the parties hereby
execute this Agreement as of the day and year first set forth above.

SELLER:                                  SUNDAY
ESTATES, INC.


By:  /s/ James Jariv

--------------------------------------

Its:  Vice President


PURCHASER:                         EMERITUS
CORPORATION

                     By:  /s/ Raymond R. Brandstom
                             ---------------------
               ------------------
                     Its:  President

                     By:  /s/ Daniel R. Baty
                             ---------------------
               ------------------
                     Its:   Chairman






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